Consent of Independent Registered Public Accounting Firm

Management of the Trust’s Sponsor

GraniteShares Platinum Trust:

We consent to the use of our report dated January 11, 2018 included herein, with respect to the Statement of Assets and Liabilities including the Schedule of Investment of GraniteShares Platinum Trust as of January 11, 2018, and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-1.

/s/ KPMG

New York, New York
January 11, 2018